EXHIBIT (12)
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FIRST UNION CORPORATION AND SUBSIDIARIES
COMPUTATIONS OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
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                                                                                                       YEARS ENDED DECEMBER 31,
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(IN MILLIONS)                                                       1999           1998         1997         1996         1995
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
EXCLUDING INTEREST
  ON DEPOSITS
  Pretax income from continuing
    operations                                             $       4,831          3,965        3,793        3,534        3,409
  Fixed charges, excluding capitalized
    interest                                                       3,751          3,504        2,526        2,224        1,821
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        Earnings                                       (A) $       8,582          7,469        6,319        5,758        5,230
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Interest, excluding interest on deposits                   $       3,645          3,395        2,420        2,120        1,716
One-third of rents                                                   106            109          106          104          105
Capitalized interest                                                   -              -            -            5            4
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        Fixed charges                                  (B) $       3,751          3,504        2,526        2,229        1,825
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Consolidated ratios of earnings to
  fixed charges, excluding interest
  on deposits                                          (A)/(B)      2.29  X        2.13         2.50         2.58         2.87
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INCLUDING INTEREST
  ON DEPOSITS
  Pretax income from continuing
    operations                                             $       4,831          3,965        3,793        3,534        3,409
  Fixed charges, excluding capitalized
    interest                                                       7,805          7,820        6,674        6,255        5,837
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        Earnings                                       (C) $      12,636         11,785       10,467        9,789        9,246
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Interest, including interest on deposits                   $       7,699          7,711        6,568        6,151        5,732
One-third of rents                                                   106            109          106          104          105
Capitalized interest                                                   -              -            -            5            4
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        Fixed charges                                  (D) $       7,805          7,820        6,674        6,260        5,841
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Consolidated ratios of earnings to
  fixed charges, including interest
  on deposits                                          (C)/(D)      1.62 X         1.51         1.57         1.56         1.58
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